UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/09/2014

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36067

Delaware	20-1548921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1440 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)

(408) 321-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

    Completion of Acquisition of nPulse Technologies

    On May 9, 2014, FireEye, Inc. ("FireEye") completed its previously announced acquisition of nPulse Technologies, Inc.

    Filing of Final Prospectus

    On May 14, 2014, FireEye filed with the Securities and Exchange Commission (the "SEC") a final prospectus related to its previously filed Registration Statement on Form S-1, as amended (File No. 333-195417), which was declared effective by the SEC on May 12, 2014. This filing is not a new offering of shares by FireEye, but instead is the last step in permitting former stockholders of Mandiant Corporation ("Mandiant") to be able to sell their existing FireEye shares from time to time if and when they should so desire after May 20, 2014. FireEye is not issuing or offering any new shares. FireEye will not receive any of the proceeds from any such sale of shares by the former stockholders of Mandiant.

    This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The prospectus contained in the registration statement is available online at www.sec.gov or by request to FireEye at: FireEye, Inc., Attention: Investor Relations, 1440 McCarthy Blvd., Milpitas, California 95035.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FireEye, Inc.

Date: May 14, 2014	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary